UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2007

VIRNETX HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26895	77-0390628
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
5615 Scotts Valley Drive, Suite 110
Scotts Valley, CA 95066
(Address of principal executive offices and Zip Code)
(831) 438-8200
(Registrant’s telephone number, including area code)
9453 Alcosta Boulevard
San Ramon, CA 94583
(925) 828-0934
(Former name or former address since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE
     This current report is being filed in connection with the filing of amended and restated Company corporate documents and certain related events and actions taken by the Company.
     This current report responds to the following items on Form 8-K:
     Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.
     As used in this current report and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to VirnetX Holding Corporation.

Item 5.03 Amendments to Articles of Incorporation or By-laws.
     Pursuant to a Board meeting held on October 15, 2007 and an action by written consent of stockholders effective October 18, 2007, on October 29, 2007, the Company filed an Amended and Restated Certificate of Incorporation in Delaware to, among other things, (i) change the name of the Company from PASW, Inc. to VirnetX Holding Corporation, (ii) effectuate a 1-for-3 reverse stock split of the Company’s stock, and (iii) enact certain protective provisions, as described below.
     In addition, on October 29, 2007, the Company also amended and restated the Company’s By-laws to, among other things, enact certain protective provisions, as described below.
     The amendments adopted on October 29, 2007 to the Company’s Certificate of Incorporation and By-laws add the following protective provisions:
•	A staggered board of directors: such that only one or two directors of our five person board will be up for election at any given annual meeting.

•	Elimination of stockholder actions by written consent: such that stockholders will only be able to act at a duly noticed meeting of the stockholders in the future.

•	Super majority requirement for stockholder amendments to the By-laws: such that it will take the affirmative vote of at least 66 2/3% of the outstanding shares to amend our By-laws in the future.
Item 8.01. Other Events
     In connection with the Company’s name change, as described in Item 5.03 above, the Company’s new OTC Bulletin Board ticker symbol will be “VNXH.DB”.

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Exhibits
Item 9.01

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of VirnetX Holding Corporation, dated October 29, 2007.

3.2	Amended and Restated By-laws of VirnetX Holding Corporation, dated October 29, 2007.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2007	PASW, INC.
	By:	/s/ Kendall Larsen
	Name:	Kendall Larsen
	Title:	Chief Executive Officer